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                                                                    Exhibit 25.4

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)


Illinois                                                  36-3800435
(State of incorporation                                   (I.R.S. employer
if not a U.S. national bank)                              identification no.)

2 North LaSalle Street
Suite 1020
Chicago, Illinois                                         60602
(Address of principal executive offices)                  (Zip code)

                           ---------------------------

                      Charter Communications Holdings, LLC
               (Exact name of obligor as specified in its charter)


Delaware                                                  43-1843179
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                            identification no.)


12405 POWERSCOURT DRIVE                                   63131
ST. LOUIS, MISSOURI                                       (Zip code)
(Address of principal executive offices)